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   As filed with the Securities and Exchange Commission on December 20, 1996.
                                            Registration No. 33-_____________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                          ____________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ____________________________

                            LIFECORE BIOMEDICAL, INC.
             (Exact name of registrant as specified in its charter)

                MINNESOTA                                41-0948334
        (State or other jurisdic-                     (I.R.S. Employer
          tion of incorporation                      Identification No.)
            or organization)

                              3515 LYMAN BOULEVARD
                            CHASKA, MINNESOTA  55318
              (Address of Principal Executive Offices and zip code)

                          ____________________________

                            LIFECORE BIOMEDICAL, INC.
                                 1996 STOCK PLAN
                            (Full title of the Plan)
                          ____________________________

                             James W. Bracke, Ph.D.
                              3515 Lyman Boulevard
                             Chaska, Minnesota 55318
                                 (612) 368-4300

                                    Copy to:

                               Martin R. Rosenbaum
                           Lindquist & Vennum P.L.L.P.
                                 4200 IDS Center
                             Minneapolis, MN  55402
                                 (612) 371-3211
                          ____________________________

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                         CALCULATION OF REGISTRATION FEE
________________________________________________________________________________
                                    Proposed     Proposed
Title of                             Maximum      Maximum
Securities              Amount      Offering     Aggregate        Amount of
to be                    to be        Price      Offering       Registration
Registered            Registered    Per Share      Price             Fee
________________________________________________________________________________

Common Stock,    3,000,000 shares   $16.06 (1)   $48,180,000 (1)   $14,598.54
$.01 par value
________________________________________________________________________________

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's Common Stock on the Nasdaq National Market on December 16, 1996.


                                     PART I

     Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

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                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 1996.

     (b) The Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 1996.

     (c) The Definitive Proxy Statement dated October 7, 1996 for the Annual Meeting of Shareholders held on November 14, 1996.

     (d) The description of the Company's Common Stock as set forth under DESCRIPTION OF COMMON STOCK in the Company's Registration Statement on Form S-2 dated August 30, 1995 (Registration No. 33-62223), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the completion or termination of this offering of shares of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Bylaws provide that the Company may indemnify each director or officer, whether or not then in office (and such person's heirs, executors, and administrators), against reasonable costs and expenses incurred in connection with any action, suit or proceeding to which such person may be made a party by reason of such person's being or having been a director or officer, except in relation to any actions, suits, or proceedings in which such person has been adjudged liable because of willful malfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office. The bylaws further provide that such rights and indemnification shall not be exclusive of any other rights to which the officers and directors may be entitled according to law.

     Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against

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judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and Minnesota Statutes, Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and
(v) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organization, reasonably believed that the conduct was not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

     In addition, the Company has entered into indemnification agreements with each of its directors and officers, which agreements provide for indemnification to the full extent permitted by Minnesota law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     The options that have been granted under the Plan were all granted to employees, directors and consultants of the Company and were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

ITEM 8. EXHIBITS.  (Filed electronically herewith)

     EXHIBIT

     4.1  1996 Stock Plan

     5.1  Opinion of Lindquist & Vennum P.L.L.P

     23.1 Consent of Lindquist & Vennum P.L.L.P. (included in
           Exhibit 5.1)

     23.2 Consent of Grant Thornton L.L.P

     24.1 Power of Attorney
           (included on signature page)

ITEM 9. UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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               (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement, (or the most recent post-effective amendment thereof) which, individually or in aggregate, represents a fundamental change in information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chaska, State of Minnesota, on December 19, 1996.

                         LIFECORE BIOMEDICAL, INC.


                                       By  \s\  James W. Bracke
                                           -------------------------------------
                                           James W. Bracke, Ph.D., President and
                                           Chief Executive Officer


                                POWER OF ATTORNEY

     The undersigned officers and directors of Lifecore Biomedical, Inc. hereby constitute and appoint James W. Bracke and Dennis J. Allingham, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on the date and in the capacities indicated.

Signature
---------


   \s\ James W. Bracke                           Dated:  December 19, 1996
------------------------------------------
James W. Bracke, Ph.D., President,
Chief Executive Officer and Secretary
(Principal Executive Officer) and Director


   \s\ Dennis J. Allingham                       Dated:  December 19, 1996
------------------------------------------
Dennis J. Allingham,
Vice President and Chief
Financial Officer (Principal Financial
Officer)


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   \s\ Orwin L. Carter                           Dated:  December 19, 1996
------------------------------------------
Orwin L. Carter, Ph.D., Director

   \s\ Joan L. Gardner                           Dated:  December 19, 1996
------------------------------------------
Joan L. Gardner, Director


   \s\ Thomas H. Garrett                         Dated:  December 19, 1996
------------------------------------------
Thomas H. Garrett, Director


   \s\ John C. Heinmiller                        Dated:  December 19, 1996
------------------------------------------
John C. Heinmiller, Director


   \s\ Donald W. Larson                          Dated:  December 19, 1996
------------------------------------------
Donald W. Larson, Director


   \s\ Richard W. Perkins                        Dated: December 19, 1996
------------------------------------------
Richard W. Perkins, Director


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